UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 15, 2011

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Effective as of December 15, 2011, Spectrum Brands, Inc. (the “Company”) entered into that certain First Amendment to Amended and Restated Credit Agreement, which amended that certain Amended and Restated Credit Agreement dated as of February 1, 2011, among the Company, SB/RH Holdings, LLC, Credit Suisse AG, as administrative agent, and the lenders party thereto (as amended from time to time, the “Restated Term Credit Agreement”), which provided for a $680 million senior term facility (the “Term Facility”) on terms and subject to conditions contained in the Restated Term Credit Agreement.  As of December 15, 2011, the outstanding principal amount under the Term Facility was approximately $525 million.

Pursuant to the First Amendment to Amended and Restated Credit Agreement, the administrative agent and the lenders under the Restated Term Credit Agreement consented to certain amendments, including, without limitation, the following:

•
The aggregate incremental amount by which the Company, subject to compliance with financial covenants and certain other conditions, may increase the amount of the commitment under the Restated Term Credit Agreement has been increased from $100 million to $250 million.

•
Certain covenants in respect of indebtedness and liens were amended to provide for dollar limits more favorable to the Company and, subject to compliance with financial covenants and certain other conditions, to allow for the incurrence of incremental unsecured indebtedness.

•
Certain covenants in respect of investments, loans, advances, restricted payments, other indebtedness and capital expenditures were amended to provide greater flexibility for the Company in utilizing a certain portion of the excess cash flow, subject to certain conditions.

This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the document referenced herein which is filed as an exhibit to this Current Report on Form 8-K of the Company.  Interested parties should read this document in its entirety.

Item 9.01       Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 15, 2011, among Spectrum Brands, Inc., SB/RH Holdings, LLC, Credit Suisse AG and the lenders party thereto.

10.2
Amendment and Consent and Amended and Restated Credit Agreement, dated as of February 1, 2011, by and among Spectrum Brands, Inc. and certain of its domestic subsidiaries, as borrowers, the lenders party thereto and Credit Suisse AG, as administrative agent (incorporated by reference to Exhibit 10.12 to the Quarterly Report on Form 10-Q filed with the SEC by Spectrum Brands, Inc. on February 11, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated:  December 20, 2011

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 15, 2011, among Spectrum Brands, Inc., SB/RH Holdings, LLC, Credit Suisse AG and the lenders party thereto.

10.2
Amendment and Consent and Amended and Restated Credit Agreement, dated as of February 1, 2011, by and among Spectrum Brands, Inc. and certain of its domestic subsidiaries, as borrowers, the lenders party thereto and Credit Suisse AG, as administrative agent (incorporated by reference to Exhibit 10.12 to the Quarterly Report on Form 10-Q filed with the SEC by Spectrum Brands, Inc. on February 11, 2011).